Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-266053

CALAMOS AKSIA ALTERNATIVE CREDIT AND INCOME FUND

(the “Fund”)

Supplement dated January 17, 2025

to the Fund’s Prospectus dated August 1, 2024

This supplement updates certain information contained in the Fund’s prospectus and should be attached to the prospectus and retained for future reference.

Capitalized terms not defined herein have the same meaning as in the Fund’s prospectus.

Effective immediately, the following is added under the first paragraph of the section entitled “Plan of Distribution” on page 97 of the Prospectus:

The Fund has authorized one or more Financial Intermediaries to receive on its behalf purchase and redemption orders. Such Financial Intermediaries are authorized to designate other intermediaries to receive purchase and redemption orders on the Fund’s behalf. The Fund will be deemed to have received a purchase order when an authorized broker or, if applicable, a broker’s authorized designee, receives the order. Purchase orders will be priced at the Fund’s NAV next computed after they are received by a Financial Intermediary or the Financial Intermediary’s authorized designee. Investors may be charged a fee if they effect transactions through a Financial Intermediary or authorized designee.

Please keep this Supplement for future reference.